Exhibit 99.1

For Further Information Contact:

Marvell Investor Relations Jeff Palmer Tel: 408-222-8373 jpalmer@marvell.com	Marvell Media Relations Diane Vanasse Tel: 408.242.0027 dvanasse@marvell.com

MARVELL ANNOUNCES DATE OF ITS 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS
Santa Clara, California (May 22, 2008) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications, and consumer silicon solutions, today announced that it currently plans to hold its 2008 annual general meeting of shareholders at 3:30 p.m., Pacific time, on Friday, July 11, 2008, at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054. Shareholders of record as of the close of business on May 23, 2008 are entitled to notice of and vote at the 2008 annual general meeting.

Deadline for Shareholder Proposals Pursuant to Rule 14a-8
As set forth in Marvell’s proxy statement for the 2007 annual general meeting, Marvell previously set a deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Marvell’s proxy materials for the 2008 annual general meeting. The deadline for the receipt of shareholder proposals for the 2008 annual general meeting under Rule 14a-8 has passed.

Deadline for Shareholder Proposals Not Pursuant to Rule 14a-8
As set forth in Marvell’s proxy statement for the 2007 annual general meeting, shareholder proposals, including director nominations, may also be made at the 2008 annual general meeting in accordance with the terms of Marvell’s Bye-Laws and the Bermuda Companies Act of 1981.

About Marvell
Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, visit http://www.marvell.com.

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